      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1995


                                                      REGISTRATION NO.33-59111

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                            _______________________

                               AMENDMENT NO. 1


                                      TO


                                   FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           _______________________

                            THE CHUBB CORPORATION
     (EXACT NAME OF REGISTRANT AND GUARANTOR AS SPECIFIED IN ITS CHARTER)

                      NEW JERSEY                                             13-2595722
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification No.)

                     15 MOUNTAIN VIEW ROAD, P.O. BOX 1615,
                         WARREN, NEW JERSEY 07061-1615
                                (908) 903-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 HENRY G. GULICK, VICE PRESIDENT AND SECRETARY
                             THE CHUBB CORPORATION
      15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615
                                 (908) 903-3561

                                with a copy to:
                               FRANCIS J. MORISON
                             DAVIS POLK & WARDWELL
   450 Lexington Avenue, New York, New York 10017   Telephone (212) 450-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            _______________________

                           CHUBB CAPITAL CORPORATION


            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                      NEW JERSEY                                             13-3339467
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification No.)

                     15 MOUNTAIN VIEW ROAD, P.O. BOX 1615,
                         WARREN, NEW JERSEY 07061-1615
                                (908) 903-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 HENRY G. GULICK, VICE PRESIDENT AND SECRETARY
                           CHUBB CAPITAL CORPORATION
      15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615
                                 (908) 903-3561

                                with a copy to:
                               FRANCIS J. MORISON
                             DAVIS POLK & WARDWELL
                450 Lexington Avenue, New York, New York  10017
                            Telephone (212) 450-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

    Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                     Amount        Proposed Maximum      Proposed Maximum     Amount of
       Title of Each Class of Securities              to be        Aggregate Price           Aggregate       Registration
               Being Registered                   Registered(1)       Per Unit(2)        Offering Price(2)       Fee
 ------------------------------------------------------------------------------------------------------------------------
 Debt Securities, Guaranteed Debt Securities,
 Common Stock and Rights, Preferred Stock,
 Depositary Shares and Warrants                  $400,000,000(3)(5)      100%               $400,000,000        $137,932*
 ------------------------------------------------------------------------------------------------------------------------
 Guarantees of
 Guaranteed Debt Securities  . . . . . . . .           --                (4)                    (4)               None
=========================================================================================================================

    (1) Or, if any securities are issued at original issue discount, such greater amount as shall result in an initial aggregate offering price of $400,000,000.
    (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
    (3)  Or an equivalent amount in a foreign currency or currencies.
    (4) No proceeds will be received by the The Chubb Corporation for the Guarantees.

    (5) Such indeterminate number of Rights under Chubb's Rights Plan as may be issued together with the shares of Common Stock registered hereby.
    -----------------
    * Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES TERMS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED JUNE 1, 1995

PROSPECTUS                                                        [COMPANY LOGO]
                               U.S. $400,000,000

                             THE CHUBB CORPORATION
               DEBT SECURITIES, PREFERRED STOCK AND COMMON STOCK
                   CHUBB CAPITAL CORPORATION DEBT SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                             THE CHUBB CORPORATION
                                      AND
                   WARRANTS TO PURCHASE THE ABOVE SECURITIES

                            _______________________

         The Chubb Corporation ("Chubb") may from time to time offer, together or separately, its (i) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (ii) shares of preferred stock (the "Preferred Stock"), which may be issued in the form of Depositary Shares (as defined below) evidenced by Depositary Receipts (as defined below), and (iii) shares of common stock, $1.00 par value per share (the "Common Stock"). Subordinated Debt Securities or Preferred Stock may be convertible into Common Stock.
         Chubb Capital Corporation ("Capital," collectively with Chubb, the "Issuers") may also offer from time to time its debt securities (the "Guaranteed Debt Securities") which may be either senior debt securities (the "Guaranteed Senior Debt Securities") or subordinated debt securities (the "Guaranteed Subordinated Debt Securities"). The payment of principal of and premium, if any, and interest on the Guaranteed Debt Securities is unconditionally guaranteed by Chubb. Guaranteed Subordinated Debt Securities may be convertible into Common Stock.
         Chubb or Chubb Capital may also from time to time offer warrants for the purchase of the above-mentioned securities (the "Warrants"), in amounts, at prices and on terms to be determined at the time of the offering.
         The Debt Securities, Preferred Stock, Common Stock, Guaranteed Debt Securities and Warrants are collectively called the "Securities." The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to the initial public offering price of $400,000,000 (or its equivalent in one or more foreign currencies, currency units or composite currencies). Specific terms of the securities in respect of which this Prospectus is being delivered ("Offered Securities") will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"), together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities or Guaranteed Debt Securities, whether the Debt Securities or Guaranteed Debt Securities are senior debt securities or subordinated debt securities, the specific designation, aggregate principal amount, authorized denomination, maturity, rate (which may be fixed or variable) or method of calculation of interest and dates for payment thereof, and any exchangeability, conversion, redemption, prepayment or sinking fund provisions and any listing on a securities exchange, (ii) in the case of Preferred Stock, the designation, number of shares or fractional interests therein, liquidation preference per security, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption, conversion or exchange provisions, any other rights, preferences, privileges, limitations, and restrictions relating to the Preferred Stock, and any listing on a securities exchange and (iii) in the case of Warrants, the duration, purchase price, exercise price and detachability of such Warrants and a description of the securities for which each Warrant is exercisable.
         Chubb's Common Stock is listed on the New York Stock Exchange under the trading symbol "CB."
         Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities or Guaranteed Senior Debt Securities, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of Chubb or Capital, respectively. The Subordinated Debt Securities or Guaranteed Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Indebtedness (as defined below) of Chubb or Capital, respectively.
         The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters will be set forth in a Prospectus Supplement. If an agent of Chubb or Capital, as the case may be, or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to Chubb or Capital, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.
         This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                            _______________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            _______________________

                The date of this Prospectus is _______ __, 1995.

         IN CONNECTION WITH AN OFFERING, THE UNDERWRITERS FOR SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representation must not be relied upon as having been authorized by Chubb, Capital or by any underwriter, agent or dealer. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct as of any time subsequent to the date thereof.

                            _______________________

                             AVAILABLE INFORMATION

         Chubb is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by Chubb, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Chubb's Common Stock is listed on the New York Stock Exchange and reports and other information herein and therein concerning Chubb can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Chubb and Capital and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Annual Report on Form 10-K of Chubb for the year ended December 31, 1994, which has been filed with the Commission, is hereby incorporated by reference.

         All documents filed by Chubb after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Chubb will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, Attention: Corporate Secretary (Telephone: (908) 903-3579).


                                  THE ISSUERS

         Chubb, organized in 1967 as a New Jersey corporation, is a holding company primarily engaged, through subsidiaries, in the businesses of property and casualty insurance, life and health insurance and real estate development. Chubb traces its history back to the formation in 1882 of Chubb & Son, an underwriter and manager of insurance companies, and the founding in 1901 of its principal property and casualty insurance subsidiary, Federal Insurance Company.

         Since its founding as a specialized manager of marine insurance, Chubb's property and casualty business has expanded to include most forms of property and casualty coverages. Chubb's life and health insurance subsidiaries market insurance protection and investment products to individuals and groups. Chubb's real estate subsidiaries develop commercial and residential properties.

         Chubb is a holding company whose primary source of funds for the payment of interest on its obligations or dividends to its stockholders is dividends from its subsidiaries. The amount of dividend distributions to Chubb from its insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments.

         Chubb's principal executive office is located at 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, and its telephone number is
(908) 903-2000.

         Capital, organized in 1986 as a New Jersey corporation, is engaged in the business of borrowing by issuing unsecured securities and lending money to Chubb and affiliates of Chubb. Capital's principal executive office is located at 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, and its telephone number is (908) 903-2000.

            RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES OF CHUBB


                                                            YEARS ENDED DECEMBER 31,
                                                     --------------------------------------
                                                     1994     1993    1992     1991    1990
                                                     ----     ----    ----     ----    ----
         Ratio of Consolidated
           Earnings to Fixed Charges . . . . . . .   5.88    3.59     6.68    6.36     6.36

         For the purpose of computing the above ratios of consolidated earnings to fixed charges, earnings consist of income before income taxes and the cumulative effect of changes in accounting principles plus fixed charges, net of capitalized interest. Fixed charges consist of interest expense before reduction for capitalized interest and the portion of rental expense (net of rental income from subleased properties), which is considered to be representative of the interest factors in the leases.

         No preferred stock of Chubb was outstanding during the periods indicated.


                                USE OF PROCEEDS

         Proceeds from the sale of Debt Securities, Preferred Stock, Common Stock and Warrants will be used by Chubb for general corporate purposes. All or a substantial portion of the proceeds from the sale of Guaranteed Debt Securities will be lent by Capital to Chubb or its affiliates, and Chubb or such affiliate will use such proceeds for general corporate purposes. Proceeds from the sale of Securities initially may be temporarily invested in short-term securities.


               DESCRIPTION OF THE INDENTURES, THE DEBT SECURITIES
                       AND THE GUARANTEED DEBT SECURITIES

         The Debt Securities are to be issued under (i) in the case of the Senior Debt Securities, an indenture (the "Senior Indenture"), dated as of October 25, 1989, between Chubb and The First National Bank of Chicago, as trustee (the "Trustee"), or (ii) in the case of the Subordinated Debt Securities, an indenture (the "Subordinated Indenture"), to be executed by Chubb and the Trustee. The Guaranteed Debt Securities are to be issued under
(i) in the case of the Guaranteed Senior Debt Securities, an indenture (the "Senior Capital Indenture"), dated as of October 25, 1989, between Capital, Chubb, as guarantor, and the Trustee, or (ii) in the case of the Guaranteed Subordinated Debt Securities, an indenture (the "Subordinated Capital Indenture") to be executed by Capital, Chubb, as guarantor, and the Trustee. Copies of the Senior Indenture, the Subordinated Indenture, the Senior Capital Indenture and the Subordinated Capital Indenture (each an "Indenture," collectively the "Indentures") have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of each Indenture are the same in all material respects, except as described below. The following is a summary of certain provisions of each Indenture and does not purport to be complete. Reference is made to each Indenture for a complete statement of such provisions. Certain capitalized terms used below are defined in each Indenture and have the meanings given them in each Indenture. Section references are to each Indenture. Wherever particular sections or defined terms of each Indenture are referred to, such sections or defined terms are incorporated by reference as part of the statements made, and the statement is qualified in its entirety by such reference.

         The Prospectus Supplement will contain any additional or revised information with respect to the senior and subordinated debt outstanding as of the date of the Prospectus Supplement.


                  TERMS APPLICABLE TO BOTH THE DEBT SECURITIES
                       AND THE GUARANTEED DEBT SECURITIES

GENERAL

         None of the Indentures limit the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder. Each Indenture provides that Debt Securities or Guaranteed Debt Securities, as the case may be, may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities or Guaranteed Debt Securities, as the case may be, so denominated will be described in the relevant Prospectus Supplement.

         The Debt Securities issued under the Senior Indenture will be unsecured obligations of Chubb. The Guaranteed Debt Securities issued under the Senior Capital Indenture will be unsecured obligations of Capital. The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Indebtedness of Chubb. The Guaranteed Debt Securities issued under the Subordinated Capital Indenture will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Capital Indenture to all Senior Indebtedness of Capital (see "Subordination").

         Reference is made to the Prospectus Supplement for the following terms of the Debt Securities or Guaranteed Debt Securities, as the case may be, (to the extent such terms are applicable to such Debt Securities or Guaranteed Debt Securities and are not set forth herein) offered pursuant thereto (the "Offered Debt Securities"): (i) whether the Offered Debt Securities will be Debt Securities issued by Chubb or Guaranteed Debt Securities issued by Capital;
(ii) designation, aggregate principal amount, purchase price and denomination;
(iii) currency or currency units based on or relating to currencies in which such Debt Securities or Guaranteed Debt Securities, as the case may be, are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable; (iv) the date of maturity; (v) interest rate or rates (or method by which such rate will be determined), if any; (vi) the dates on which any such interest will be payable; (vii) the place or places where the principal of and interest, if any, on the Offered Debt Securities will be payable; (viii) any redemption or sinking fund provisions; (ix) any rights of the holders of Offered Debt Securities to convert or exchange the Offered Debt Securities into other securities or property of Chubb or Capital, as the case may be; and (x) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to Offered Debt Securities, and any terms which may be required by or advisable under United States laws or regulations.

         Debt Securities or Guaranteed Debt Securities may be presented for exchange or transfer in the manner, at the places and subject to the restrictions set forth in such Debt Securities or such Guaranteed Debt Securities, as applicable, and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture.

         Debt Securities or Guaranteed Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities or Guaranteed Debt Securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or Guaranteed Debt Securities or to certain Debt Securities or Guaranteed Debt Securities issued at par which are treated as having been issued at a discount for United States income tax purposes will be described in the relevant Prospectus Supplement.

         Debt Securities or Guaranteed Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities or Guaranteed Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods of determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

         None of the Indentures contain any covenant or other specific provision to afford protection to holders of the Debt Securities or Guaranteed Debt Securities in the event of a highly leveraged transaction or a change in control of Chubb or Capital, as the case may be, except to the limited extent described under "Consolidation, Merger and Sale of Assets".


GUARANTEE

         Chubb will guarantee (each a "Guarantee") the punctual payment of the principal of, premium, if any, and interest on the Guaranteed Debt Securities, when and as the same are due and payable. Each Guarantee is absolute and unconditional, irrespective of any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. Notwithstanding the foregoing, the Guarantees of the Guaranteed Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Indebtedness of Chubb.
To evidence the Guarantee, a guarantee, executed by Chubb, will be endorsed on each Guaranteed Debt Security. (Senior Capital Indenture and Subordinated Capital Indenture Sections 3.1, 3.2)


SUBORDINATION

         The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities or the Guaranteed Subordinated Debt Securities, as the case may be, is subordinated in right of payment, as set forth in the Subordinated Debt Securities, Guaranteed Subordinated Debt Securities and the applicable Indenture, to the prior payment in full of all Senior Indebtedness of Chubb or Capital, as applicable, and the Guarantees are subordinated to the prior payment in full of all Senior Indebtedness of Chubb. "Senior Indebtedness" of Chubb or Capital, as the case may be, is defined as the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the applicable Indenture or thereafter incurred or created: (a) indebtedness of Chubb or Capital, as the case may be, for money borrowed (including purchase-money obligations) evidenced by notes or other written obligations,
(b) indebtedness of Chubb or Capital, as the case may be, evidenced by notes (other than the Offered Securities), debentures, bonds or other securities issued under the provisions of an indenture or similar instrument, (c) obligations of Chubb or Capital, as the case may be, as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions, (d) indebtedness of others of any of the kinds described in the preceding clauses (a) through (c) assumed or guaranteed by Chubb or Capital, as the case may be, and (e) renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange for or in replacement of, indebtedness or obligations of the kinds described in the preceding clauses (a) through (d), unless in the case of any particular indebtedness, obligation, renewal, extension or refunding the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness, obligation, renewal, extension or refunding is not superior in right of payment to the Subordinated Debt Securities or to the Guaranteed Subordinated Debt Securities. The applicable Indentures, the Subordinated Debt Securities and the Guaranteed Subordinated Debt Securities do not limit the amount of Senior Indebtedness that may be incurred. Information concerning the amount of Senior Indebtedness to which the Debt Securities and the Guaranteed Debt Securities would be subordinate at a then recent date will be set forth in the applicable Prospectus Supplement. (Subordinated Indenture Section 15.1; Subordinated Capital Indenture Section 16.1)

         No payment on account of principal of, premium, if any, or interest on the Subordinated Debt Securities or the Guaranteed Subordinated Debt Securities, as the case may be, may be made if, at the time of such payment, there exists any default with respect to any Senior Indebtedness and the default is the subject of judicial proceedings or Chubb or Capital, as the case may be, receives notice of the default from any holder of Senior Indebtedness or any trustee therefor. Upon any acceleration of the maturity of the Subordinated Debt Securities or the Guaranteed Subordinated Debt Securities, as the case may be, by reason of any Event of Default (as defined below), Chubb or Capital, as the case may be, must give notice of the acceleration to holders of the Senior Indebtedness and may not pay holders of the Subordinated Debt Securities or the Guaranteed Subordinated Debt Securities, as applicable, until 120 days after the acceleration and then only if such payment is otherwise permitted at that time. The terms of the Subordinated Indenture and the Subordinated Capital Indenture provide that neither Chubb nor Capital will issue any subordinated debt unless such debt is pari passu with the Subordinated Debt Securities or the Guaranteed Subordinated Debt Securities.
In the event of any payment or distribution of assets or securities of Chubb or Capital, as the case may be, upon any dissolution, winding up, total or partial liquidation or reorganization of or similar proceeding relating to Chubb or Capital, as the case may be, all principal of, premium, if any, and interest due on all Senior Indebtedness of Chubb or Capital, as applicable, must be paid in full before the holders of the Subordinated Debt Securities or the Guaranteed Subordinated Debt Securities are entitled to receive or retain any payment. By reason of such subordination, in the event of insolvency, creditors of Chubb and/or Capital who are holders of Senior Indebtedness of Chubb or Capital, as the case may be, as well as general creditors of Chubb and/or Capital, may recover more, ratably, than the holders of the Subordinated Debt Securities or the Guaranteed Subordinated Debt Securities, as the case may be. (Subordinated Indenture Sections 15.1, 15.2, 15.3; Subordinated
Capital Indenture Sections 16.1, 16.2, 16.3)

MODIFICATION AND WAIVER

         Modifications and amendments of any Indenture may be made by Chubb, and in the case of Indentures to which it is a party, Capital, and the Trustee, with the consent of the record holders of a majority in aggregate principal amount of the outstanding securities issued under the Indenture which are affected by the modification or amendment provided that no such modification or amendment may, without the consent of the record holder of each such security affected thereby, among other things: (a) extend the final maturity of any security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the currency of payment of principal of or interest on any security, or extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any security, or impair or affect the right of any security holder to institute suit for the payment thereof or, if the relevant securities provide therefor, any right of repayment at the option of the security holder (b) reduce the aforesaid percentage of securities of any series, the consent of the holders of which is required for any such supplemental indenture, or (c) reduce the percentage of securities of any series necessary to consent to waive any past default under the Indenture to less than a majority, or (d) modify any of the provisions of the sections of such Indenture relating to supplemental indentures with the consent of the holders of securities, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to "the Trustee" and concomitant changes in such section or the deletion of this proviso. (Senior Indenture and Subordinated Indenture Section 8.2; Senior Capital Indenture and Subordinated Capital Indenture Section 9.2)

         A supplemental indenture which changes or eliminates any covenant or other provision of any Indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of securities of any other series. (Senior Indenture and Subordinated Indenture Section 8.2; Senior Capital Indenture and Subordinated Capital Indenture Section 9.2)

         Modifications and amendments of any Indenture may be made by Chubb and in the case of Indentures to which it is a party, Capital and the Trustee, without the consent of the holders of any series of securities issued thereunder: (1) to secure any securities issued thereunder; (2) to evidence the succession of another corporation to Chubb or Capital and the assumption by any such successor of the covenants, agreements and obligations of Chubb or Capital, as the case may be, in the Indenture and in the securities issued thereunder; (3) to add to the covenants of Chubb or Capital or to add any additional events of default; (4) to cure any ambiguity, to correct or supplement any provision in such Indenture that may be inconsistent with any other provision of such Indenture or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action shall not adversely affect the interests of the holders of any series of securities issued thereunder; (5) to establish the form and terms of securities issued thereunder; (6) to evidence and provide for a successor Trustee under such Indenture with respect to one or more series of securities issued thereunder or to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee; (7) to permit or facilitate the issuance of securities in bearer form or to provide for uncertificated securities to be issued thereunder; or (8) to change or eliminate any provision of such Indenture, provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision. (Senior Indenture and Subordinated Indenture Section 8.1; Senior Capital Indenture and Subordinated Capital Indenture Section 9.1)


EVENTS OF DEFAULT

         The following will be events of default (each an "Event of Default") under each Indenture with respect to each series of Debt Securities or Guaranteed Debt Securities: (a) failure to pay principal (or premium, if any) on any of the securities of such series outstanding under such Indenture when due; (b) failure to pay any interest on any of the securities of such series outstanding under such Indenture when due, continued for 30 days; (c) default in the payment, if any, of any sinking fund installment when due, payable by the terms of securities of such series; (d) failure to perform any other covenant of Chubb or Capital, as the case may be, contained in such Indenture continued for 60 days after written notice; and (e) certain events of bankruptcy, insolvency or reorganization of Chubb or, in the case of Guaranteed Debt Securities only, Capital. If an Event of Default shall happen and be continuing, the Trustee in its discretion may, and at the written request of record holders of a majority in aggregate principal amount of the securities of each series affected outstanding under the relevant Indenture and upon being indemnified to its satisfaction shall, proceed to protect and enforce its rights, and those of the record holders of such securities. In case an Event of Default described in (a), (b), (c) or (d) (if such Event of Default is with respect to less than all series of securities under the relevant Indenture then outstanding) above shall occur and be continuing with respect to any series of securities, the Trustee or the holders of not less than 25% in aggregate principal amount of the securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted Debt Securities or discounted Guaranteed Debt Securities, the amount specified in the terms thereof) of such series to be due and payable.
In case an Event of Default described in (d) (if such Event of Default is with respect to all series of securities under the relevant Indenture then outstanding) or (e) above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all securities then outstanding under the relevant Indenture (treated as one class) may declare the principal (or, in the case of discounted Debt Securities or discounted Guaranteed Debt Securities, the amount specified in the terms thereof) of all outstanding securities to be due and payable. Any Event of Default with respect to a particular series of securities under the relevant Indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding securities of such series (or of all the outstanding securities under the relevant Indenture, as the case may be), except in each case a failure to pay principal of or premium, if any, or interest on such security. (Senior Indenture and Subordinated Indenture Section 5.1, 5.10; Senior Capital Indenture and Subordinated Capital Indenture Section 6.2, 6.10)

         The Trustee may withhold notice to the holders of any default with respect to any series of securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the securities) if the Trustee considers it in the interest of holders to do so. (Senior Indenture and Subordinated Indenture Section 5.11; Senior Capital Indenture and Subordinated Capital Indenture Section 6.11)

         Each of Chubb and Capital is required to furnish to the Trustee annually a statement as to its performance or fulfillment of covenants, agreements or conditions in the Indenture and as to the absence of default. (Senior Indenture and Subordinated Indenture Section 3.5; Senior Capital Indenture and Subordinated Capital Indenture Section 4.5)

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Chubb may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any Person nor permit any Person to consolidate with, merge into or sell, convey or lease all or substantially all of its assets to Chubb unless Chubb is the surviving corporation or the successor Person is a corporation organized under the laws of any domestic jurisdiction and assumes Chubb's obligations on the Debt Securities, the Guarantees of the Guaranteed Debt Securities, if applicable, and under the Indentures, and after giving effect thereto no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, and that certain other conditions are met. Senior Indenture and Subordinated Indenture Sections 9.1, 9.2; Senior Capital Indenture and Subordinated Capital Indenture Sections 10.3, 10.4)

         Capital may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any Person nor permit any Person to consolidate with, merge into or sell, convey or lease all or substantially all of its assets to Capital unless Capital is the surviving corporation or the successor Person is a corporation organized under the laws of any domestic jurisdiction and assumes Capital's obligations on the Guaranteed Debt Securities and under the Senior Capital Indenture and the Subordinated Capital Indenture, and after giving effect thereto no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, and that certain other conditions are met. (Senior Capital Indenture and Subordinated Capital Indenture Sections 10.1, 10.2)


APPLICABLE LAW

         The Debt Securities, Guaranteed Debt Securities and each Indenture will be governed by and construed in accordance with the laws of the State of New York. (Senior Indenture and Subordinated Indenture Section 11.8; Senior Capital Indenture and Subordinated Capital Indenture Section 12.8).


CONCERNING THE TRUSTEE

         The First National Bank of Chicago, 153 West 51 Street, New York, New York 10019, is the Trustee under the Senior Indenture and the Senior Capital Indenture and will be the Trustee under the Subordinated Indenture and the Subordinated Capital Indenture.


                        DESCRIPTION OF THE CAPITAL STOCK

GENERAL

         The authorized capital stock of Chubb consists of 300,000,000 shares of common stock, $1.00 par value per share (the "Common Stock"), and 4,000,000 shares of Preferred Stock, $1.00 par value (the "Preferred Stock"). As of March 31, 1995, there were issued 87,826,495 shares of Common Stock, of which 894,705 were treasury shares and 86,931,790 were outstanding, and Chubb had no Preferred Stock issued or outstanding.

         The following summary of the terms of Chubb's capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of New Jersey law and Chubb's Restated Certificate of Incorporation, as amended (the "Charter").


COMMON STOCK

         The holders of shares of Common Stock, subject to the preferential rights of the holders of any shares of Preferred Stock of Chubb, are entitled to dividends when and as declared by the Board of Directors. The holders of the Common Stock have one vote per share on all matters submitted to a vote of the shareholders, and the right to the net assets of Chubb in liquidation after payment of any amounts due to creditors and in respect of the preferred stock of Chubb. Holders of shares of Common Stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of Common Stock are, and the shares of Common Stock issued hereunder upon exchange of the Debt Securities, Guaranteed Debt Securities or Preferred Stock will be, fully paid and nonassessable.

         Under New Jersey law and the Charter, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of any merger or any plan of consolidation as well as for any sale, lease, exchange or other disposition of all, or substantially all, of the assets of Chubb, if not in the usual and regular course of its business, and for any liquidation, dissolution or amendment of the Charter. All other shareholder action is decided by a majority of the votes cast at a meeting of shareholders.

         The By-Laws of Chubb provide that the annual meeting of shareholders shall be held on such day in the month of April of each year as is designated by the Board of Directors and as stated in a written notice, which notice is mailed or delivered to each shareholder at least ten days prior to any shareholder meeting. The Charter and the By-Laws provide that shareholder meetings may be held in the State of New Jersey or in the City of New York, State of New York, at such place therein as may from time to time be designated by the Board of Directors.

         The Charter further provides that the Board of Directors has the power, except as provided by statute, in its discretion, to use or apply any funds of Chubb lawfully available therefor for the purchase or acquisition of shares of the capital stock or bonds or other securities of Chubb, in the market or otherwise, at such price as may be fixed by the Board, and to such extent and in such manner and for such purposes and upon such terms as the Board may deem expedient and as may be permitted by law.

         The Transfer Agent and Registrar for Chubb's Common Stock is First Chicago Trust Company of New York, P.O. Box 2500, Jersey City, New Jersey 07303-2500.


PREFERRED STOCK

         Under the Charter, Chubb is authorized to issue up to 4,000,000 shares of Preferred Stock, in one or more series, with such designations and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as are stated in the Charter any amendment thereto establishing such series adopted by the Board of Directors of Chubb.

         Shares of Preferred Stock of Chubb may be issued in one or more series and the shares of all series will rank pari passu and be identical in all respects, except that with respect to each series the Board of Directors may fix, among other things: the rate of dividends payable thereon; the time and prices of redemption; the amount payable upon voluntary liquidation; the retirement or sinking fund, if any; the conversion rights, if any; the voting rights, if any, in addition to the voting right described below; the restrictions, if any, upon creation of indebtedness of Chubb, or any subsidiary thereof, or the issuance of stock ranking on a parity with or senior to the shares of Preferred Stock either as to dividends or upon liquidation; the restrictions, if any, on the payment of dividends upon, or on the acquisition of, the Common Stock or upon any other class or classes of stock of Chubb (other than Preferred Stock) ranking on a parity with or junior to the shares of Preferred Stock either as to dividends or upon liquidation; and the number of shares to comprise such series. Each series of Preferred Stock will be entitled to receive an amount payable upon liquidation, dissolution or winding up, fixed for each series, plus all dividends accumulated to the date of final distribution, before any payment or distribution of assets of Chubb is made on Common Stock. Shares of Preferred Stock that have been issued and reacquired in any manner by Chubb (including shares redeemed, shares purchased and retired and shares that have been converted into shares of another series or class) may be reissued as part of the same or another series of Preferred Stock. In accordance with the foregoing, the 4,000,000 authorized but unissued shares of Preferred Stock may be issued pursuant to resolution of the Board of Directors without the vote of the holders of any capital stock of Chubb.


PREFERRED STOCK DEPOSITARY SHARES

         Chubb may, at its option, elect to offer receipts for fractional interests ("Depositary Shares") in Preferred Stock. In such event, receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock, will be issued as described below.

         The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a deposit agreement (the "Deposit Agreement") between Chubb and the depositary named in the Prospectus Supplement relating to such shares (the "Preferred Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange, subscription and liquidation rights). The following summary of certain provisions of the Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms. Whenever particular sections of the Deposit Agreement are referred to, it is intended that such section shall be incorporated herein by reference. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

         The Preferred Stock Depositary will distribute to holders of Depositary Receipts all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders. (Deposit Agreement Section 4.01)

         In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may sell such property and distribute the net proceeds from such sale to such holders. (Deposit Agreement Section 4.02)

         Upon surrender of a Depositary Receipt at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the Deposit Agreement and subject to the terms thereof, the holder of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of Preferred Stock and any money or other property, if any, represented by such Depositary Shares.

         If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever Chubb redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the Preferred Stock Depositary. (Deposit Agreement Section 2.08)

         Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Chubb will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock. (Deposit Agreement Section 4.05)

         The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Chubb and the Preferred Stock Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement will terminate only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding-up of Chubb and such distribution has been distributed to the holders of Depositary Receipts. (Deposit Agreement Sections 6.01, 6.02)

         Chubb will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Chubb will pay charges of the Preferred Stock Depositary in connection with the initial deposit of the Preferred Stock and issuance of Depositary Receipts, all withdrawals of shares of Preferred Stock by owners of Depositary Shares and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts. (Deposit Agreement Section 5.07)

         The Preferred Stock Depositary may resign at any time by delivering to Chubb notice of its election to do so, and Chubb may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary and its acceptance of such appointment. Such successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (Deposit Agreement Section 5.04)

         The Preferred Stock Depositary will forward to holders of Depositary Receipts all reports and communications from Chubb which are delivered to the Preferred Stock Depositary and which Chubb is required or otherwise determines to furnish to the holders of the Preferred Stock. (Deposit Agreement Section 4.07)

         Neither the Preferred Stock Depositary nor Chubb will be liable under the Deposit Agreement to holders of Depositary Receipts other than for its negligence, willful misconduct or bad faith. Neither Chubb nor the Preferred Stock Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Chubb and the Preferred Stock Depositary may rely upon written advice of its counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine. (Deposit Agreement Section 5.03)


SHAREHOLDERS RIGHTS PLAN

         In June 1989, the Board of Directors of Chubb adopted a Shareholder Rights Plan and declared a dividend distribution of one Right for each outstanding share of the Common Stock. As a result of the two-for-one stock split of the Common Stock in May 1990, the number of Rights per share of Common Stock was adjusted to one-half of a Right. Each Right entitles the registered holder to purchase from Chubb a unit consisting of one one-hundredth of a share (a "Unit") of Series A Participating Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock"), at a Purchase Price of $225 per Unit subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement between Chubb and First Chicago Trust Company of New York, as Rights Agent.

         The Rights are attached to all outstanding shares of Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of:
(i) 10 days following the date (the "Stock Acquisition Date") of any public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 25% or more of the outstanding shares of Common Stock, or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after June 12, 1989 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the common Stock represented by such certificates.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 12, 1999 unless previously redeemed by Chubb as described below.

         As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter the separate Right Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that any person becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the right. In the event that, at any time following the Stock Acquisition Date,
(i) Chubb is acquired in a merger or other business combination transaction, or
(ii) 50% or more of Chubb's assets or earning power is sold, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events described in this paragraph are referred to as "Triggering Events".

         The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

         The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right by the Board of Directors at any time until the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors then in office may determine). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors.

         Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of a majority of the Continuing Directors, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

         The term "Continuing Director" means any member of the Board of Directors who was a member of the Board prior to the time the Acquiring Person becomes such, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

         Until a Right is exercised, the holder will have no rights as a shareholder of Chubb (beyond those as an existing shareholder), including the right to vote or to receive dividends. As long as the Rights are attached to the Common Stock, Chubb will issue one half of a Right with each new share of Common Stock issued.


                            DESCRIPTION OF WARRANTS

         Chubb or Capital may issue Warrants, including Warrants to purchase Debt Securities or Guaranteed Debt Securities ("Debt Warrants") as well as other types of Warrants to purchase Securities. Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between Chubb or Capital, as the case may be, and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the warrants being offered pursuant thereto.


DEBT WARRANTS

         The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the debt warrant certificates representing such Debt Warrants, including the following: (1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Debt Warrants may be payable; (5) the designation, aggregate principal amount and terms of the Debt Securities or Guaranteed Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants;
(6) the designation and terms of any related Debt Securities or Guaranteed Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such security; (7) the currency or currencies, including composite currencies or currency units, in which the principal (or premium, if any), or interest, if any, on the Debt Securities or Guaranteed Debt Securities purchasable upon exercise of such Debt Warrants will be payable; (8) the date, if any, on and after which such Debt Warrants and the related Debt Securities or Guaranteed Debt Securities will be separately transferable; (9) the principal amount of Debt Securities or Guaranteed Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which and the currency, including composite currency or currency unit, in which such principal amount of Debt Securities or Guaranteed Debt Securities may be purchased upon such exercise; (10) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire;
(11) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (12) a discussion of material federal income tax considerations, if any; (13) in the case of Debt Warrants issued by Capital, the extent (if any) to which Chubb will guarantee the performance by Capital of its obligations under such Debt Warrants; and (14) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

         Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.


OTHER WARRANTS

         Chubb may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the Securities (which may include Preferred Stock or Common Stock) for which such Warrants are exercisable; (3) the price or prices at which such Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Warrants may be payable; (5) if applicable, the designation and terms of the Preferred Stock with which such Warrants are issued, and the number of such Warrants issued with each share of Preferred Stock or Common Stock; (6) any provisions for adjustment of the number or amount of securities receivable upon exercise of such Warrants or the exercise price of such Warrants; (7) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable; (8) if applicable, a discussion of material federal income tax considerations; (9) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants; (10) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; and (11) the maximum or minimum number of such Warrants which may be exercised at any time.


EXERCISE OF WARRANTS

         Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount of Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

         Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Corporation will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.


                              PLAN OF DISTRIBUTION

         Offered Securities may be sold (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to purchasers (through a specific bidding or auction process or otherwise).

         Offers to purchase Offered Securities may be solicited by agents designated by Chubb or Capital, as the case may be, from time to time. Any such agent involved in the offer or sale of the Offered Securities will be named, and any commissions payable by Chubb or Capital, as the case may be, to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "1933 Act") of the Offered Securities so offered and sold.

         If an underwriter or underwriters are utilized in the sale of Offered Securities, Chubb or Capital, as the case may be, will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of Offered Securities.

         If a dealer is utilized in the sale of Offered Securities, Chubb or Capital, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

         Offers to purchase Offered Securities may be solicited directly by Chubb or Capital, as the case may be, and sales thereof may be made by Chubb or Capital, as the case may be, directly to institutional investors or others.
The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

         Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Chubb or Capital, as the case may be. Any remarketing firm will be identified and the terms of its agreement, if any, with Chubb or Capital, as the case may be, and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Debt Securities or Guaranteed Debt Securities remarketed thereby.

         Agents, underwriters, dealers and remarketing firms may be entitled under agreements which may be entered into with Chubb or Capital, as the case may be, to indemnification by Chubb or Capital, as the case may be, against certain liabilities, including liabilities under the 1933 Act, and any such agents, underwriters, dealers or remarketing firms, or their affiliates may be customers of, engage in transactions with or perform services for Chubb or Capital, as the case may be, in the ordinary course of business.

         If so indicated in the Prospectus Supplement, Chubb or Capital, as the case may be, will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities or Guaranteed Debt Securities from Chubb or Capital, as the case may be, at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Such Contracts will be subject to only those conditions set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities or Guaranteed Debt Securities pursuant to Contracts accepted by Chubb or Capital, as the case may be.

                                    EXPERTS

         The consolidated financial statements of The Chubb Corporation incorporated by reference in the Annual Report (Form 10-K) and the financial statement schedules included therein of Chubb for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports dated February 24, 1995 and March 27, 1995, included or incorporated by reference therein, and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         Any financial statements and schedules hereafter incorporated by reference in the registration statement of which this prospectus is a part that have been audited and are the subject of a report by independent accountants will be incorporated herein by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.

                                 LEGAL MATTERS

         The validity of the Offered Securities offered hereby will be passed upon for Chubb or Capital, as the case may be, by Davis Polk & Wardwell, New York, New York. Davis Polk & Wardwell will rely upon Shanley & Fisher, P.C., with respect to certain matters of New Jersey law.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Registration fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $137,932.00
    Trustees' fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25,000.00
    Costs of printing and engraving   . . . . . . . . . . . . . . . . . . . . . . . . .      56,000.00
    Legal fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     200,000.00
    Accounting fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30,000.00
    Blue sky fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40,000.00
                                                                                           -----------
             Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     488,932.00

         All amounts estimated except for registration fees.


ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XII of the Restated Certificate of Incorporation of Chubb reads as follows:


TWELFTH:

         SECTION A. A Director or Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such Director's or Officer's duty of loyalty to the Corporation or stockholders,
(ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such Director or Officer of an improper personal benefit. The provisions of this section shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the foregoing provisions of this Section A nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a Director or Officer of the Corporation which exists at the time of such repeal or modification.


         SECTION B.

         1.      As used in this Section B:

                 (a) "corporate agent" means any person who is or was a director, officer, or employee of the Corporation and any person who is or was director, officer, trustee or employee of any other enterprise, serving, or continuing to serve, as such at the written request of the Corporation, signed by the Chairman or the President or pursuant to a resolution of the Board of Directors, or the legal representative of any such person;

                 (b) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent;

                 (c) "expenses" means reasonable costs, disbursements and counsel fees;

                 (d) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

                 (e) "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, and shall include any proceeding as so defined existing at or before, and any proceedings relating to facts occurring or circumstances existing at or before, the adoption of this Section B.

         2. Each corporate agent shall be indemnified by the Corporation against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his having been such corporate agent to the fullest extent permitted by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred by this paragraph 2 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred in this paragraph 2 shall be a contract right.

         3. The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceedings and any liabilities asserted against him by reason of his having been a corporate agent, whether or not the Corporation would have the power to indemnify him against such expenses and liabilities under applicable law as the same exists or may hereafter be amended or modified. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

                 The rights and authority conferred in this Section B shall not exclude any other right to which any person may be entitled under this Certificate of Incorporation, the By-Laws, any agreement, vote of stockholders or otherwise. No repeal or modification of the foregoing provisions of this Section B nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a corporate agent which exists at the time of such repeal or modification.

                                    *  *  *

                 Article Seventh of the Certificate of Incorporation of Capital reads as follows:


SEVENTH:

         SECTION A.       A Director or Officer of the Corporation shall not be
personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such Director's or Officer's duty of loyalty to the Corporation or stockholders,
(ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such Director or Officer of an improper personal benefit. The provisions of this section shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the foregoing provisions of this Section A nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a Director or Officer of the Corporation which exists at the time of such repeal or modification.


         SECTION B.

         1.      As used in this Section B:

                 (a) "corporate agent" means any person who is or was a director, officer, or employee of the Corporation and any person who is or was a director, officer, trustee or employee of any other enterprise, serving, or continuing to serve, as such at the written request of the Corporation, signed by the Chairman or the President or pursuant to a resolution of the Board of Directors, or the legal representative of any such person;

                 (b) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent;

                 (c) "expenses" means reasonable costs, disbursements and counsel fees;

                 (d) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

                 (e) "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, and shall include any proceeding as so defined existing at or before, and any proceedings relating to facts occurring or circumstances existing at or before, the adoption of this Section B.

         2. Each corporate agent shall be indemnified by the Corporation against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his having been such corporate agent to the fullest extent permitted by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred by this paragraph 2 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred in this paragraph 2 shall be a contract right.

         3. The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceedings and any liabilities asserted against him by reason of his having been a corporate agent, whether or not the Corporation would have the power to indemnify him against such expenses and liabilities under applicable law as the same exists or may hereafter be amended or modified. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

                 The rights and authority conferred in this Section B shall not exclude any other right to which any person may be entitled under this Certificate of Incorporation, the By-Laws, any agreement, vote of stockholders or otherwise. No repeal or modification of the foregoing provisions of this Section B nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a corporate agent which exists at the time of such repeal or modification.


                                    *  *  *

                 Chubb and Capital are insured against liabilities which they may incur by reason of Article XII of Chubb's Restated Certificate of Incorporation and Article Seventh of Capital's Certificate of Incorporation, respectively. In addition, Directors and Officers of Chubb and Capital are insured, at the expense of Chubb against certain liabilities which might arise out of their employment and not be subject to indemnification.


ITEM 16.         LIST OF EXHIBITS AND EXHIBIT INDEX


Exhibit 1.1    -  Form of Underwriting Agreement relating to the Debt
                  Securities.*



Exhibit 1.2    -  Form of Underwriting Agreement relating to the Guaranteed
                  Debt Securities.*



Exhibit 1.3    -  Form of Underwriting Agreement relating to the Common Stock,
                  Preferred Stock and convertible Subordinated Debt Securities of Chubb.*

Exhibit 1.4    -  Form of Underwriting Agreement relating to the convertible
                  Guaranteed Subordinated Debt Securities of Capital.*
</R

Exhibit 4.1    -  Indenture dated as of October 25, 1989, between Chubb and The
                  First National Bank of Chicago relating to Senior Debt Securities (incorporated herein by reference to Exhibit 4(a) to Chubb's and Capital's Registration Statement on Form S-3 (No. 33-31796)).

Exhibit 4.2    -  Indenture dated as of October 25, 1989, among, Capital,
                  Chubb, as guarantor and The First National Bank of Chicago relating to Guaranteed Senior Debt Securities (incorporated herein by reference to Exhibit 4(a) to Chubb's and Capital's Registration Statement on Form S-3 (No. 33-31796)).




Exhibit 4.3    -  Form of Indenture between Chubb and The First National Bank of Chicago relating to Subordinated Debt Securities.*



Exhibit 4.4    -  Form of Indenture among Capital, Chubb, as guarantor and The
                  First National Bank of Chicago relating to Guaranteed Subordinated Debt Securities.*


Exhibit 4.5    -  Forms of Senior Debt Securities (included in Exhibit 4.1).

Exhibit 4.6    -  Forms of Guaranteed Senior Debt Securities (included in
                  Exhibit 4.2).

Exhibit 4.7    -  Forms of Subordinated Debt Securities (included in Exhibit
                  4.3).

Exhibit 4.8    -  Forms of Guaranteed Subordinated Debt Securities (included in
                  Exhibit 4.4).

Exhibit 4.9    -  Restated Certificate of Incorporation of Chubb (incorporated herein by reference to Exhibit 3 to Chubb's 1994 Annual Report on Form 10-K).


Exhibit 4.10   -  Form of Deposit Agreement.*


Exhibit 4.11   -  Form of Depositary Receipt for Chubb Depositary Shares
                  (included in Exhibit 4.10).


Exhibit 4.12   -  Form of Chubb Common Stock and Preferred Stock Warrant
                  Agreement.*



Exhibit 4.13   -  Form of Chubb Debt Warrant Agreement.*



Exhibit 4.14   -  Form of Capital Debt Warrant Agreement.*



Exhibit 5.1    -  Opinion of Davis Polk & Wardwell as to the legality of
                  Securities to be issued.*



Exhibit 5.2    -  Opinion of Shanley & Fisher, P.C. as to certain matters of
                  New Jersey law.*



Exhibit 12     -  Statement re: Computation of Ratio of Consolidated Earnings
                  to Fixed Charges of Chubb.*



Exhibit 23.1   -  Consent of Ernst & Young LLP.*

Exhibit 23.2   -  Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

Exhibit 23.3   -  Consent of Shanley & Fisher, P.C. (included in Exhibit 5.2).


Exhibit 24.1   -  Powers of Attorney for the Directors of Chubb.*



Exhibit 24.2   -  Powers of Attorney for the Directors of Capital.*



Exhibit 25.1   -  Statement of Eligibility and Qualification of the Trustee
                  under the Trust Indenture Act for Chubb.*



Exhibit 25.2   -  Statement of Eligibility and Qualification of the Trustee
                  under the Trust Indenture Act for Capital.*


Exhibit 28     -  Information from reports furnished to state insurance
                  regulatory authorities (incorporated herein by reference to Exhibit 28 to Chubb's 1994 Annual Report on Form 10-K).

- --------------------------
* Previously filed.



ITEM 17.         UNDERTAKINGS.  The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth or described in
Item 15 of this Registration Statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities registered hereby, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, The Chubb Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on the 1st day of June, 1995.


                                        THE CHUBB CORPORATION

                                           /s/ Gail E. Devlin
                                        By -------------------------------------
                                                GAIL E. DEVLIN
                                                SENIOR VICE PRESIDENT



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as Directors and Officers of The Chubb Corporation and on the date indicated.


                     Signature                                   Title                    Date
                     ---------                                   -----                    ----

                         *                          Chairman, President, Chief        June 1, 1995
  -----------------------------------------------   Executive Officer and Director
                  (Dean R. O'Hare)

                         *                          Vice Chairman, Chief              June 1, 1995
  -----------------------------------------------    Financial Officer
                 (Percy Chubb, III)                  and Director

                         *
  -----------------------------------------------   Director                          June 1, 1995
                   (John C. Beck)

                         *
  -----------------------------------------------   Director                          June 1, 1995
                  (Joel J. Cohen)

                         *
  -----------------------------------------------   Director                          June 1, 1995
                 (Henry U. Harder)

                         *
  -----------------------------------------------   Director                          June 1, 1995
                  (David H. Hoag)

                     Signature                                   Title                    Date
                     ---------                                   -----                    ----
                         *
  -----------------------------------------------   Director                          June 1, 1995
                (Robert V. Lindsay)

                         *
  -----------------------------------------------   Director                          June 1, 1995
                (Thomas C. MacAvoy)

                         *
  -----------------------------------------------   Director                          June 1, 1995
              (Gertrude G. Michelson)

                         *
  -----------------------------------------------   Director                          June 1, 1995
                 (Warren B. Rudman)

                         *
  -----------------------------------------------   Director                          June 1, 1995
            (Sir David G. Scholey, CBE)

                         *
  -----------------------------------------------   Director                          June 1, 1995
                 (Raymond G. Seitz)

                         *
  -----------------------------------------------   Director                          June 1, 1995
                (Lawrence M. Small)

                         *
  -----------------------------------------------   Director                          June 1, 1995
                 (Richard D. Wood)

                         *
  -----------------------------------------------   Senior Vice President and         June 1, 1995
                 (Henry B. Schram)                  Chief Accounting Officer

  *By   /s/ Henry G. Gulick
  -----------------------------------------------
        (Henry G. Gulick, Attorney in Fact)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Chubb Capital Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on the 1st day of June, 1995.


                                        CHUBB CAPITAL CORPORATION


                                        By  /s/ Gail E. Devlin
                                           -------------------------------------
                                              GAIL E. DEVLIN
                                              VICE PRESIDENT


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as officers and directors of Chubb Capital Corporation and on the date indicated.


                     Signature                                   Title                    Date
                     ---------                                   -----                    ----
                         *
  -----------------------------------------------   President and Director            June 1, 1995
                  (Dean R. O'Hare)

                         *
  -----------------------------------------------   Vice President, Treasurer and     June 1, 1995
                (Eric H. Grosseibl)                 Director

               /s/ Henry G. Gulick
  -----------------------------------------------   Vice President, Secretary and     June 1, 1995
                 (Henry G. Gulick)                  Director

               /s/ Gail E. Devlin
  -----------------------------------------------   Vice President and Director       June 1, 1995
                  (Gail E. Devlin)

                         *
  -----------------------------------------------   Vice President and Director       June 1, 1995
                (Philip J. Sempier)

  *By   /s/ Henry G. Gulick
  -----------------------------------------------
        (Henry G. Gulick, Attorney in Fact)